AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of June 13, 1995 ("Agreement"), is among THE SUMMIT BANCORPORATION, a New Jersey corporation and registered bank holding company ("Summit"), SUMMIT BANK, a bank chartered under the laws of the State of New Jersey ("Summit Bank"), GARDEN STATE BANCSHARES, INC., a New Jersey corporation and registered bank holding company ("Garden State") and GARDEN STATE BANK, a bank chartered under the laws of the State of New Jersey (the "Bank").

          Summit desires to acquire Garden State and Garden State's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Garden State and its stockholders. The acquisition will be accomplished by merging Garden State into Summit with Summit as the surviving corporation and, at the same time, merging Summit Bank into the Bank with the Bank as the surviving bank, and Garden State shareholders receiving the consideration hereinafter set forth. The Boards of Directors of Garden State, Summit, the Bank and Summit Bank have duly adopted and approved this Agreement and the Board of Directors of Garden State has directed that it be submitted to its shareholders for approval.

          As a condition precedent to entering into this Agreement, Summit has required that Garden State grant it an option on 752,770 shares of Garden State's authorized but unissued shares and, as a consequence, Garden State and Summit have simultaneously entered into a Stock Option Agreement, dated the date hereof (the "Summit Stock Option").

          Accordingly, the parties hereto agree as follows:


			      ARTICLE I

			      THE MERGER

          1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Garden State shall be merged with and into Summit (the "Merger") in accordance with the New Jersey Business Corporation Act and Summit shall be the surviving corporation (the "Surviving Corporation"). Immediately following the Effective Time, Summit Bank shall be merged with and into the Bank as provided in Section 1.7 hereof.

          1.2. EFFECT OF THE MERGER. At the Effective Time (as hereafter defined), the Surviving Corporation shall be considered the same business and corporate entity as each of Garden State and Summit and thereupon and thereafter, all the property, rights, powers and franchises of each of Garden State and Summit shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Garden State and Summit and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.

          1.3. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Summit as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

          1.4. BYLAWS. The bylaws of Summit as they exist immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.

          1.5. DIRECTORS AND OFFICERS. The directors and officers of Summit as of the Effective Time shall continue as the directors and officers of the Surviving Corporation until changed as provided by Summit's certificate of incorporation and bylaws.

          1.6. EFFECTIVE TIME AND CLOSING. The Merger shall become effective (and be consummated) upon the filing of a certificate of merger with the Secretary of State of the State of New Jersey. The term "Effective Time" shall mean the date and time when the Certificate of Merger is so filed. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., on a date to be specified by the parties, which is at least 10 business days, but no more than 30 business days, following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the office of Bourne, Noll & Kenyon, or at such other place, time or date as Summit and Garden State may mutually agree upon. Immediately following the Closing, a Certificate of Merger shall be filed with the New Jersey Secretary of State.

          1.7. THE BANK MERGER. Immediately following the Effective Time, Summit Bank shall be merged with and into the Bank (the "Bank Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended, and the Bank shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of Summit Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and Summit Bank and all of the property, rights, powers and franchises of each of the Bank and Summit Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and Summit Bank and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the articles of association and by-laws of Summit Bank shall become the articles of association and by-laws of the Surviving Bank and the officers and directors of Summit Bank shall be the officers and directors of the Surviving Bank with such additions from the officers of the Bank as Summit Bank's Board of Directors shall specify. In connection with the execution of this Agreement, the Bank and Summit Bank shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in the form of Appendix A, annexed hereto, for delivery to the FDIC (as hereafter defined) and the Commissioner (as hereafter defined) for approval of the Bank Merger.


			      ARTICLE II

		  CONVERSION OF GARDEN STATE SHARES

          2.1.  CONVERSION OF GARDEN STATE SHARES AND OPTIONS.
Each share of common stock, no par value, of Garden State ("Garden State Common Stock"), issued and outstanding immediately prior to the Effective Time, and each validly outstanding option to purchase Garden State Common Stock, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, paid or cancelled as follows:

          (a) GARDEN STATE COMMON STOCK. Each share of Garden State Common Stock shall be converted into and represent the right to receive 1.08 (the "Exchange Ratio") shares of Summit's common stock, no par value ("Summit Common Stock"), subject to adjustments as set forth in this subsection 2.1(a).

               (i) The Exchange Ratio and the Average Closing Price (as hereafter defined) shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by Summit with respect to Summit Common Stock between the date hereof and the Effective Date. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, shall arbitrate the dispute, using a mutually agreed upon arbitrator whose decision shall be final and non-appealable.

               (ii) No fractional shares of Summit Common Stock will be issued, and in lieu thereof, each holder of Garden State Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price (as hereafter defined).

               (iii) The "Average Closing Price" shall mean the average price of Summit Common Stock calculated based upon the closing price during the first 20 of the 25 consecutive trading days immediately preceding the Closing. The Average Closing Price shall be determined by (x) first, recording the closing price (the "Daily Price") of Summit Common Stock reported on the NASDAQ National Market System and published in THE WALL STREET JOURNAL during the first 20 of the 25 consecutive trading days immediately preceding the Closing; and (y) second, computing the average of the Daily Prices in the 20 day period.

               (iv) The Exchange Ratio may be adjusted upward by Summit as specified in Section 7.1(h) of this Agreement.

          (b) GARDEN STATE STOCK OPTIONS. At the Effective Time, each outstanding option to purchase Garden State Common Stock (a "Garden State Option") granted under the Stock Option Plans of Garden State (the "Garden State Option Plans") shall be converted, at the election of the holder of such Garden State Option (an "optionee"), as follows:

               (i) into an option to purchase Summit Common Stock, wherein (x) the right to purchase shares of Garden State Common Stock pursuant to the Garden State Option shall be converted into the right to purchase that same number of shares of Summit Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of Summit Common Stock shall be the previous option exercise price per share of the Garden State Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Garden State Option on which it was based, including without limitation the remaining length of time within which the option may be exercised; or

               (ii) if the Garden State Option is fully exercisable at the Closing, into the right to receive immediately after the Effective Time a number of whole shares of Summit Common Stock equal to the positive number (or zero, if the result is negative) determined by (x) subtracting (i) the aggregate exercise price for the Garden State Option from (ii) the product determined by multiplying (A) the number of shares of Garden State Common Stock covered by the Garden State Option, times (B) the Exchange Ratio, times (C) the Average Closing Price, and (y) dividing the resulting number by the Average Closing Price. No fractional shares of Summit Common Stock shall be issued pursuant to this Section 2.1(b)(ii), and in lieu thereof, each optionee who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price.

          2.2.  EXCHANGE OF SHARES.

          (a) Garden State and Summit shall appoint, at Summit's option, either Summit Bank's Trust Department, or Summit's then existing transfer agent as the exchange agent (the "Exchange Agent") for purposes of effecting the conversion of Garden State Common Stock and the Garden State Options. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Garden State Common Stock (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Summit Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be cancelled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Summit. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Summit for all purposes from the Effective Time, except that Summit shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Summit Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.) Ten days prior to Closing, Summit shall distribute option election forms to each optionee with respect to outstanding Garden State Options and, upon receipt from the optionee of a properly completed option election, shall after the Effective Time distribute to the optionee Summit Common Stock or an amendment to the option grant evidencing the conversion of the grant to an option to purchase Summit Common Stock in accordance with Section 2.1 hereof.

          (b) After the Effective Time, there shall be no transfers on the stock transfer books of Garden State of the shares of Garden State Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger consideration.

          (c)  If payment of the consideration pursuant to Section
2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          2.3. SUMMIT SHARES. The shares of Summit Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Summit Common Stock to be issued as provided in Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.


			     ARTICLE III

	    REPRESENTATIONS AND WARRANTIES OF GARDEN STATE

          References herein to "Garden State Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Garden State to Summit. Garden State hereby represents and warrants to Summit as follows:

          3.1.  CORPORATE ORGANIZATION.

          (a) Garden State is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Garden State has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Garden State on a consolidated basis. Garden State is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

          (b) Each of the Subsidiaries of Garden State are listed in the Garden State Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Garden State, means any corporation, joint venture, association, partnership, trust or other entity in which Garden State has, directly or indirectly, at least a 25% beneficial interest, acts as a general partner or otherwise has a beneficial controlling interest. Each Subsidiary of Garden State is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a New Jersey bank whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. Each Subsidiary of Garden State has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Garden State and its Subsidiaries. The Garden State Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Garden State and each Garden State Subsidiary as in effect on the date hereof. Except as set forth in the Disclosure Schedule, Garden State does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises.

          3.2. CAPITALIZATION. The authorized capital stock of Garden State consists of 4,088,091 shares of Garden State Common Stock and 1,000,000 shares of preferred stock ("Garden State Preferred Stock"). As of May 31, 1995, there were 3,043,658 shares of Garden State Common Stock issued and outstanding and no shares issued and held in the treasury. There are no shares of Garden State Preferred Stock issued or outstanding. As of May 31, 1995, there were 72,855 shares of Garden State Common Stock issuable upon exercise of outstanding Garden State Options granted to officers and employees of the Bank pursuant to the Garden State Option Plan. The Garden State Disclosure Schedule sets forth true and complete copies of the Garden State Option Plans and of each outstanding Garden State Option. All issued and outstanding shares of Garden State Common Stock, and all issued and outstanding shares of capital stock of each Garden State Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 1,000,000 shares of common stock, $5.00 par value. All of the outstanding shares of capital stock of each Garden State Subsidiary are owned by Garden State and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Garden State Options and the Summit Stock Option, neither Garden State nor any Garden State Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Garden State or any Garden State Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

          3.3.  AUTHORITY; NO VIOLATION.

          (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Garden State, and subject to the parties obtaining all necessary regulatory approvals, Garden State and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of Garden State and the Bank in accordance with their respective Certificates of Incorporation and applicable laws and regulations. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank in accordance with the Certificate of Incorporation of the Bank and applicable laws and regulations. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Garden State or the Bank are necessary to consummate the transactions contemplated hereby (except for the approval by Garden State of the Bank Merger Agreement). This Agreement has been duly and validly executed and delivered by Garden State and the Bank, and constitutes valid and binding obligations of Garden State and the Bank, enforceable against Garden State and the Bank in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Garden State and the Bank, nor the consummation by Garden State and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Garden State and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Garden State's or the Bank's Certificate of Incorporation or other governing instrument or Bylaws,
(ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Garden State or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Garden State Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Garden State or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Garden State or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Garden State and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Commissioner of Banking of the State of New Jersey (the "Commissioner"), the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), applicable state securities commissions, the Secretary of State of the State of New Jersey, and the stockholders of Garden State, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Garden State or the Bank in connection with (x) the execution and delivery by Garden State and the Bank of this Agreement and (y) the consummation by Garden State and the Bank of transactions contemplated hereby and (z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

          3.4.  FINANCIAL STATEMENTS.

          (a) The Garden State Disclosure Schedule sets forth copies of the consolidated statements of condition of Garden State as of December 31, 1990, 1991, 1992, 1993 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the five years 1990 through 1994, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Garden State, and the unaudited consolidated statements of condition and related consolidated statements of income, stockholders' equity and cash flows of Garden State for the periods ended March 31, 1994 and March 31, 1995, as filed with the SEC on Form 10-Q (collectively, the "Garden State Financial Statements"). The Garden State Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial condition of Garden State and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the consolidated operations, stockholders' equity and cash flows of Garden State and its Subsidiaries for the respective periods set forth therein.

          (b) The books and records of Garden State and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

          (c) Except as and to the extent reflected, disclosed or reserved against in the Garden State Financial Statements (including the notes thereto), as of March 31, 1995 neither Garden State nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Garden State or any of its Subsidiaries. Since March 31, 1995 and to the date hereof, neither Garden State nor any of its Subsidiaries have incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

          3.5. BROKER'S AND OTHER FEES. Neither Garden State nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement, except for Advest, Inc. ("Advest"). There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Garden State or any of its Subsidiaries other than fees which will be payable by Garden State to Advest for its fairness opinion. Copies of the agreements with Advest are set forth in the Garden State Disclosure Schedule.

          3.6.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) There has not been any material adverse change in the business, operations, assets or financial condition of Garden State and its Subsidiaries on a consolidated basis since March 31, 1995 and to the best of Garden State's knowledge, no facts or conditions exist which Garden State believes will cause or is likely to cause such a material adverse change in the future.

          (b) Except as set forth in the Garden State Disclosure Schedule, neither Garden State nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between March 31, 1995 and the date hereof and Garden State and the Garden State Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

          3.7. LEGAL PROCEEDINGS. Except as disclosed in the Garden State Disclosure Schedule, neither Garden State nor any of its Subsidiaries nor any of the directors or officers of Garden State or of its Subsidiaries, in such person's capacity as a director or officer, is a party to any, and there are no pending or, to the best of Garden State's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Garden State, any of its Subsidiaries or any director or officer of any such entity in such person's capacity as a director or officer. Except as disclosed in the Garden State Disclosure Schedule, neither Garden State nor any of its Subsidiaries nor any of the directors or officers of Garden State or of its Subsidiaries, in such person's capacity as a director or officer, is a party to any order, judgment or decree entered against Garden State or any Garden State Subsidiary or any of the directors or officers of Garden State or of its Subsidiaries, in such person's capacity as a director or officer, in any lawsuit or proceeding.

          3.8.  TAXES AND TAX RETURNS.

          (a) Garden State and each Garden State Subsidiary have timely filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Summit in writing). Garden State and each Garden State Subsidiary have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Garden State or any Garden State Subsidiary through such date. The federal income tax returns of Garden State and its Subsidiaries have not been examined by the Internal Revenue Service (the "IRS"). The federal income tax returns of Garden State and its Subsidiaries for those years as to which the applicable statute of limitations has expired are closed to examination due to the expiration of the applicable statute of limitations. Except as set forth in the Garden State Disclosure Schedule, the applicable state income tax returns of Garden State and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Garden State, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Garden State or any of its Subsidiaries, nor has Garden State or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

          (b) Except as set forth in the Garden State Disclosure Schedule, neither Garden State nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Garden State or any Garden State Subsidiary (nor does Garden State have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

          3.9.  EMPLOYEE BENEFIT PLANS.

          (a) Except as disclosed in the Garden State Disclosure Schedule, neither Garden State nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Garden State Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "Garden State Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Garden State nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

          (b) Garden State has delivered to Summit a complete and accurate copy of each of the following with respect to each of the Garden State Pension Plans and Garden State Welfare Plans: (1) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any;
(iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

          (c) The present value of all accrued benefits under each of the Garden State Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

          (d)  During the last five years, the Pension Benefit
Guaranty Corporation has not asserted any claim for liability against Garden State or any of its Subsidiaries which has not been paid in full.

          (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Garden State Pension Plan have been paid. All contributions required to be made to each Garden State Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Garden State and its Subsidiaries which have not been paid have been properly recorded on the books of Garden State and its Subsidiaries.

          (f) Each of the Garden State Pension Plans, the Garden State Welfare Plans and each other plan and arrangement identified on the Garden State Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter with respect to each of the Garden State Pension Plans and, except as disclosed in the Garden State Disclosure Schedule, Garden State is not aware of any fact or circumstance which would disqualify either plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

          (g) To the best knowledge of Garden State, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Garden State Welfare Plans or Garden State Pension Plans.

          (h) No Garden State Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Garden State Pension Plans.

          (i) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Garden State Pension Plans.

          (j) Except as disclosed in the Garden State Disclosure Schedule, there are no pending, or, to the best knowledge of Garden State, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Garden State Pension Plans or the Garden State Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Garden State Disclosure Schedule.

          (k) Except as disclosed in the Garden State Disclosure Schedule, no Garden State Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Garden State Pension Plan.

          (l) Except as disclosed in the Garden State Disclosure Schedule, there are no material unfunded benefits obligations which are not covered by insurance or accounted for by reserves shown on the financial statements and established under generally accepted accounting principles, or otherwise noted on such financial statements.

          (m) With respect to each Garden State Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Garden State or any Garden State Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

          (n) Except as set forth in the employment agreements and the severance plan contained in the Garden State Disclosure Schedule or hereafter agreed to by Summit in writing, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Garden State or any Garden State Subsidiary to severance pay or any similar payment, or (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current employee or former employee under any Garden State Pension or Welfare Plan.

          3.10.  REPORTS.

          (a) Garden State has made available to Summit (or, with respect to documents filed subsequent to the date of this Agreement, will make available to Summit) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Garden State with the SEC since January 1, 1990 (such documents, as amended since the time of their filing, being referred to herein as the "Garden State SEC Documents"), which are all the documents (other than preliminary material) that Garden State was required to file with the SEC since such date. As of their respective dates, the Garden State SEC Documents complied or will comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Garden State SEC Documents, and none of the Garden State SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date. The financial statements of Garden State included in the Garden State SEC Documents filed and to be filed subsequent to March 31, 1995 comply and will comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the
SEC) and fairly present and will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of Garden State as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

          (b) Garden State and the Bank have, since January 1, 1990, duly filed with the FDIC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Garden State promptly will deliver or make available to Summit accurate and complete copies of such reports. The Garden State Disclosure Schedule lists all examinations of Garden State or the Bank conducted by either the New Jersey Department of Banking, FDIC or the FRB since January 1, 1990 and the dates of any responses thereto submitted by Garden State or the Bank.

          3.11. GARDEN STATE AND BANK INFORMATION. The information relating to Garden State and the Bank to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Garden State in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Garden State, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.12.  COMPLIANCE WITH APPLICABLE LAW.

          (a) GENERAL. Except as set forth in the Garden State Disclosure Schedule, each of Garden State and the Garden State Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Garden State or the Bank (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Garden State and its Subsidiaries on a consolidated basis) and Garden State has not received notice of violation of, and does not know of any violations of, any of the above.

          (b)  CRA.  Except as disclosed in the Garden State
Disclosure Schedule, neither Garden State nor the Bank has (i) received within the preceding 24 months a rating pursuant to the requirements of the Federal Community Reinvestment Act of 1977, as amended (12 U.S.C. Sections 2901-2907) of either "needs to improve" or "substantial noncompliance" pursuant to 12 U.S.C. Sections 2906(b)(2)(C) and (D), nor has either of them been advised that such a rating is forthcoming, respectively, indicating that the Bank does not have an acceptable record of meeting the credit needs of its entire community, including low-and moderate-income neighborhoods, consistent with the safe and sound operation of such institution, nor (ii) has an application submitted by Garden State or the Bank to the appropriate federal regulatory agency, which application involves an assessment of the performance of Garden State or the Bank in meeting the credit needs of its community or communities, not been approved or has been delayed because of an unacceptable record in meeting such credit needs.

          3.13.  CERTAIN CONTRACTS.

          (a) Except as disclosed in the Garden State Disclosure Schedule under this Section or Section 3.5, (i) neither Garden State nor any Garden State Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Garden State Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Garden State or any Garden State Subsidiary is a party.

          (b) Except as disclosed in the Garden State Disclosure Schedule, (i) as of the date of this Agreement, neither Garden State nor any Garden State Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business operations, assets or financial condition of Garden State and its Subsidiaries on a consolidated basis, (ii) no commitment, agreement or other instrument to which Garden State or any Garden State Subsidiary is a party or by which any of them is bound limits the freedom of Garden State or any Garden State Subsidiary to compete in any line of business or with any person, and (iii) neither Garden State nor any Garden State Subsidiary is a party to any collective bargaining agreement.

          (c) Except as disclosed in the Garden State Disclosure Schedule, neither Garden State nor any Garden State Subsidiary nor, to the best knowledge of Garden State, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement.

          3.14.  PROPERTIES AND INSURANCE.

          (a) Garden State and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Garden State's consolidated balance sheet as of March 31, 1995, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31,
1995), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Garden State and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Garden State and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

          (b) The Garden State Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Garden State and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Garden State nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. All pending material claims under such policies or bonds are disclosed in the Garden State Disclosure Schedule.

          3.15. MINUTE BOOKS. The minute books of Garden State and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          3.16. ENVIRONMENTAL MATTERS. Except as disclosed in the Garden State Disclosure Schedule, neither Garden State nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Garden State or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Garden State or its Subsidiaries. Except as disclosed in the Garden State Disclosure Schedule, Garden State has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Garden State or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

          3.17. LOAN PORTFOLIO; RESERVES. With respect to each loan owned by Garden State or its Subsidiaries in whole or in part, the files maintained by Garden State or such Subsidiary with respect to such loan completely and accurately reflect the transactions relating to such loan in all material respects. As of the date hereof, the reserve for loan and lease losses in the Garden State Financial Statements for the period ending March 31, 1995 in the opinion of management of Garden State is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

          3.18. NO PARACHUTE PAYMENTS. No officer, director, employee or agent (or former officer, director, employee or agent) of Garden State or any Garden State Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Garden State, a Garden State Subsidiary, Summit or Summit Bank which if paid or provided would constitute an "excess parachute payment", as defined in
Section 280G of the Code or regulations promulgated thereunder.

          3.19 DISCLOSURE. There are no facts concerning the business, operations, assets or financial condition of Garden State or its Subsidiaries which have not been disclosed to Summit which could have a material adverse effect on the business, operations or financial condition of Garden State or its Subsidiaries on a consolidated basis. No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

          3.20 AGREEMENTS WITH BANK REGULATORS. Except as set forth in the Garden State Disclosure Schedule, neither Garden State nor any of its Subsidiaries is a party (or has been a party) to any written agreement or memorandum of understanding with, or party to any commitment letter or similar undertaking to, or is subject to any order or directive by, any Federal or state Governmental Entity charged with the supervision or regulation of savings and loan associations, savings banks, banks, savings and loan holding companies or bank holding companies or engaged in insurance of savings bank or bank deposits ("Bank Regulators"), nor has Garden State or any of its subsidiaries been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, commitment letter or similar undertakings. Garden State knows of no reason why any regulatory approvals required for the consummation of the Merger or the Bank Merger should not be obtained without the imposition of any pre- or post- Merger condition or restriction upon Summit, Garden State or any of their respective Subsidiaries which would materially adversely impact the economic, business or financial benefits of the transactions contemplated by this Agreement so as to render inadvisable, in the reasonable judgment of the Board of Directors of Summit, the consummation of the Merger (a "Burdensome Condition").

          3.21 OWNERSHIP OF SUMMIT COMMON STOCK. Except as set forth in the Garden State Disclosure Schedule, as of the date hereof, neither Garden State nor any of its Subsidiaries beneficially owns, directly or indirectly, or are parties to any agreement, arrangement or understanding for the purpose of beneficially acquiring, holding, voting or disposing of, any of the outstanding shares of the capital stock of Summit entitled to vote generally in the election of directors.

          3.22 INVESTMENT SECURITIES. The Garden State Disclosure Schedule sets forth the book and market value as of May 31, 1995 of the investment securities, mortgage-backed securities and securities held for sale of Garden State and its Subsidiaries as of such date. The Garden State Disclosure Schedule sets forth an investment securities report which includes security descriptions, CUSIP or Agency Pool numbers, current pool face values, book values, coupon rates, market values, book yields and weighted average coupons, in each case as of May 31, 1995.

          3.23 DERIVATIVE TRANSACTIONS. Since December 31, 1991, neither Garden State nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other similar derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments.
None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a loan or other extension of credit by Garden State or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", or words of similar import. As of the date hereof, the financial position of Garden State and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of Garden State and its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

          3.24 FAIRNESS OPINION. Garden State has received an opinion from Advest to the effect that, in its opinion, the consideration to be paid to stockholders of Garden State hereunder is fair to such stockholders from a financial point of view.


			      ARTICLE IV

		    REPRESENTATIONS AND WARRANTIES
			      OF SUMMIT

          References herein to the "Summit Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Summit to Garden State. Summit hereby represents and warrants to Garden State as follows:

          4.1.  CORPORATE ORGANIZATION.

          (a) Summit is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Summit has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Summit or its Subsidiaries (defined below). Summit is registered as a bank holding company under the BHCA.

          (b) Each of the Subsidiaries of Summit are listed in the Summit Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Summit, means any corporation, joint venture, association, partnership, trust or other entity in which Summit has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Summit is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. Summit Bank is a bank chartered under the laws of New Jersey whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each Subsidiary of Summit has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Summit and its Subsidiaries.

          4.2. CAPITALIZATION. (a) The authorized capital stock of Summit consists of 50,000,000 shares of Summit Common Stock and 12,000,000 shares, no par value, of preferred stock (the "Summit Preferred Stock"). As of May 31, 1995, (A) 33,642,538 shares of Summit Common Stock were issued and outstanding, and 504,000 shares of Adjustable Rate Cumulative Preferred Stock, no par value (the "Cumulative Preferred Stock"), were issued and outstanding, (B) no shares of Summit Common Stock were reserved for issuance except that 1,879,648 shares of Summit Common Stock were reserved for issuance pursuant to Summit's Employee Stock Purchase Plan dated March 21, 1989 and its Stock Incentive Plans, as amended, and its obligations under the Crestmont Financial Corp. Stock Compensation Plan and 2,655,265 shares of Summit Common Stock were reserved for issuance pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan (the "Summit Stock Plans"), (C) no shares of Summit Preferred Stock were reserved for issuance except that 250,000 shares of Summit Series B Junior Participating Preferred Stock, no par value (the "Summit Series B Preferred Stock"), were reserved for issuance upon exercise of the rights (the "Summit Rights") distributed to the holders of Summit Common Stock pursuant to the Summit Rights Agreement, dated as of January 16, 1990, (the "Summit Rights Agreement") and (D) no shares of Summit Common Stock were held by Summit in its treasury or by its Subsidiaries except as set forth below. In May, 1995 Summit's Board of Directors authorized the purchase of up to 7% of the outstanding shares of Summit Common Stock, or approximately 2.3 million shares of Summit Common Stock (the "Repurchase Authorization"). As of May 31, 1995, Summit had acquired approximately 84,000 shares of Summit Common Stock pursuant to the Repurchase Authorization, which shares are held in treasury by Summit.

          (b) As of the date hereof, except for the Cumulative Preferred Stock and except as set forth in this Agreement, the Summit Stock Plans, the Summit Rights Agreement, the Summit 1995 Stock Incentive Plan and 1995 Directors Stock Option Plan, and except in accordance with the Agreement and Plan of Merger between Summit and Crestmont Financial Corp dated as of February 22, 1994, neither Summit nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Summit or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Summit or of any of its Subsidiaries or obligating Summit or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, except for the Repurchase Authorization, there are no outstanding contractual obligations of Summit or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Summit or any of its Subsidiaries.

          (c) Since May 31, 1995, to and including the date of this Agreement, no additional shares of Summit Common Stock have been issued except in connection with exercises of options granted under the Summit Stock Plans, the Summit 1995 Stock Incentive Plan and 1995 Directors Stock Option Plan. All issued and outstanding shares of Summit Common Stock, and all issued and outstanding shares of capital stock of Summit's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties.
All of the outstanding shares of capital stock of Summit's Subsidiaries are owned by Summit free and clear of any liens, encumbrances, charges, restrictions or rights of third parties.

          4.3.  AUTHORITY; NO VIOLATION.

          (a) Summit and Summit Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Summit and Summit Bank. No other corporate proceedings on the part of Summit and Summit Bank are necessary to consummate the transactions contemplated hereby (except for the approval by Summit of the Bank Merger Agreement). This Agreement has been duly and validly executed and delivered by Summit and Summit Bank and constitutes a valid and binding obligation of Summit and Summit Bank, enforceable against Summit and Summit Bank in accordance with its terms.

          (b) Neither the execution or delivery of this Agreement nor the consummation by Summit and Summit Bank of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Summit or Summit Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Summit or Summit Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Summit or Summit Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Summit or Summit Bank is a party, or by which Summit or Summit Bank or any of their properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Summit and Summit's Subsidiaries on a consolidated basis, or the ability of Summit and Summit Bank to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Commissioner, the FRB, the Secretary of State of New Jersey, the SEC, or applicable state securities bureaus or commissions, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Summit or Summit Bank in connection with (a) the execution and delivery by Summit or Summit Bank of this Agreement, (b) the consummation by Summit of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by Summit Bank of the Bank Merger Agreement and the consummation by Summit Bank of the Bank Merger and other transactions contemplated thereby. To the best of Summit's knowledge, no fact or condition exists which Summit has reason to believe will prevent it or Summit Bank from obtaining the aforementioned consents and approvals.

          4.4.  FINANCIAL STATEMENTS.

          (a) Summit has previously delivered to Garden State copies of the consolidated statements of financial condition of Summit as of December 31, 19990, 1991, 1992, 1993 and 1994, the
related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1990 through 1994, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Summit, and the unaudited consolidated statements of condition of Summit as of March 31, 1995 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in Summit's Quarterly Reports on Form 10-Q, filed with the SEC under the Exchange Act (collectively, the "Summit Financial Statements"). The Summit Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial position of Summit as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Summit for the respective fiscal periods set forth therein.

          (b) The books and records of Summit have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

          (c) Except as and to the extent reflected, disclosed or reserved against in the Summit Financial Statements (including the notes thereto), as of March 31, 1995 neither Summit nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Summit or any of its Subsidiaries. Since March 31, 1995, neither Summit nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

          4.5. BROKERAGE FEES. Except for fees to be paid to Keefe, Bruyette & Woods, Inc., neither Summit nor Summit Bank nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

          4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, assets or financial condition of Summit and Summit's Subsidiaries on a consolidated basis since March 31, 1995 and to the best of Summit's knowledge, no fact or condition exists which Summit believes will cause or is likely to cause such a material adverse change in the future.

          4.7. SUMMIT INFORMATION. The information relating to Summit, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Garden State to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.8. SUMMIT COMMON STOCK. At the Effective Time, the Summit Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Summit, with no personal liability attaching to the ownership thereof.

          4.9. LEGAL PROCEEDINGS. Except as disclosed in the Summit Disclosure Schedule, neither Summit nor its Subsidiaries is a party to any, and there are no material pending or, to the best of Summit's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Summit or any of its Subsidiaries which, if decided adversely to Summit, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Summit and its Subsidiaries on a consolidated basis. Except as disclosed in the Summit Disclosure Schedule, neither Summit nor any of Summit's Subsidiaries is a party to any order, judgment or decree entered against Summit or any such Subsidiary in any lawsuit or proceeding which would have a material adverse effect on the business, operations, assets or financial condition of Summit and its Subsidiaries on a consolidated basis.

          4.10. TAXES AND TAX RETURNS. Summit and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Summit and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Summit and its Subsidiaries through such date. No deficiencies exist or have been asserted based upon the federal income tax returns of Summit and Summit Bank.

          4.11.  EMPLOYEE BENEFIT PLANS.

          (a) Summit and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Summit Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "Summit Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Summit nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

          (b) Each of the Summit Pension Plans and each of the Summit Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

          4.12.  REPORTS.

          (a) Each communication mailed by Summit to its stockholders since January 1, 1990, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

          (b) Summit and Summit Bank have, since January 1, 1990, duly filed with the FDIC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Summit, upon written request from Garden State, promptly will deliver or make available to Garden State accurate and complete copies of such reports.

          4.13.  COMPLIANCE WITH APPLICABLE LAW.   Summit and its
Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Summit and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Summit and its Subsidiaries on a consolidated basis).

          4.14.  PROPERTIES AND INSURANCE.

          (a) Summit and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Summit's consolidated balance sheet as of December 31, 1994, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
1994). Summit and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

          (b) The business operations and all insurable properties and assets of Summit and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Summit should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Summit adequate for the business engaged in by Summit and its Subsidiaries.

          4.15. MINUTE BOOKS. The minute books of Summit and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          4.16. ENVIRONMENTAL MATTERS. Except as disclosed in the Summit Disclosure Schedule, neither Summit nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Summit or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Summit or its Subsidiaries.
Except as disclosed in the Summit Disclosure Schedule, Summit has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Summit or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Summit and its Subsidiaries on a consolidated basis.

          4.17. LOAN PORTFOLIO; RESERVES. With respect to each loan owned by Summit or its Subsidiaries in whole or in part, the files maintained by Summit or such Subsidiary with respect to such loan completely and accurately reflect the transactions relating to such loan in all material respects. As of the date hereof, the reserve for loan and lease losses in the Summit Financial Statements for the period ending March 31, 1995, in the opinion of management of Summit is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

          4.18. DISCLOSURES. Except for other acquisition transactions which Summit may not yet have publicly disclosed, there are no material facts concerning the business, operations, assets or financial condition of Summit which could have a material adverse effect on the business, operations or financial condition of Summit which have not been disclosed to Garden State directly or indirectly by access to any filing by Summit under the Exchange Act. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


			      ARTICLE V

		       COVENANTS OF THE PARTIES

          5.1. CONDUCT OF THE BUSINESS OF GARDEN STATE. During the period from the date of this Agreement to the Effective Time, Garden State shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice and past business practices of Garden State, except with the prior written consent of Summit, which consent will not be unreasonably withheld. Garden State also shall use its best efforts to (i) preserve its business organization and that of each Garden State Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Garden State nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and (iii) preserve for itself and Summit the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

          5.2.  NEGATIVE COVENANTS AND DIVIDEND COVENANTS.

          (a) Garden State agrees that from the date hereof to the Effective Time, except as otherwise approved by Summit in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

          (i) change its Certificate of Incorporation or Bylaws or any similar governing documents in any manner;

          (ii) except for the issuance of Garden State Common Stock pursuant to the present terms of the outstanding Garden State Options and the Summit Stock Option, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Garden State or any Garden State Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock; provided, however, from the date hereof to the Effective Time, Garden State may declare, set aside or pay cash dividends per share of Garden State Common Stock equivalent to the cash dividends per share declared, set aside or paid by Summit during such period multiplied by the Exchange Ratio.

          (iii) grant any severance or termination pay (other than pursuant to policies of Garden State in effect on the date hereof and disclosed to Summit in the Garden State Disclosure Schedule or as agreed to by Summit in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases in the ordinary course of business and consistent with past practices and policies and except that Garden State may pay bonuses to its officers in the fourth quarter of 1995 or the first quarter of 1996 in an amount not to exceed the amount set forth in the Garden State Disclosure Schedule as the maximum amount which will be accrued for bonuses with respect to 1995 following accrual practices consistent with those currently in effect (the "Annual Bonus Maximum").

          (iv) sell or dispose of any substantial amount of assets; incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

          (v) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (vi) file any applications or make any contract with respect to branching or site location or relocation;

          (vii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or a substantial amount of the assets of any business or entity;

          (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

          (ix) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or in violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (x) take or cause to be taken any action which is intended, or may reasonably be expected, to result in disqualification of the Merger as a "pooling of interests" for accounting purposes, provided, however, that nothing in this paragraph (x) shall limit the ability of Summit to exercise its rights under the Option Agreement;

          (xi) take any action to grant "dissenters" rights except as required by applicable law;

          (xii) incur any indebtedness otherwise than in the ordinary course of business;

          (xiii) except pursuant to commitments in effect on the date hereof, make any loan (other than an extension of, renewal of, or substitution for, an existing loan which extension, substitution or renewal does not increase the aggregate amount of credit extended) (a "new loan") or any commitment to make a new loan, to any of its officers, directors, or stockholders owning more than 5% of the issued and outstanding Garden State Common Stock (or any person or business entity controlled by or affiliated with such officers, directors, or stockholders) other than in the ordinary course of business;

          (xiv) make any new loan, or increase the aggregate amount of credit extended, to a borrower or group of affiliated borrowers, or purchase any security, or make any other investment, or commitment to do any of the foregoing, in an amount in excess of $500,000, other than (A) pursuant to commitments in effect on the date hereof and described in the Garden State Disclosure Schedule,
(B) in connection with liquidity management transactions entered into in the ordinary course of business, or (C) with respect to the purchase of securities or other obligations issued (or fully guaranteed as to principal and interest) by the United States of America or any agency thereof or which are rated "AAA" (or rating equivalent thereto) by a nationally recognized bond rating agency (as to (C) above, in each case securities purchased shall not have unexpired terms as of the date of purchase in excess of five years, except with respect to fixed rate mortgage-backed securities covered by (C) above, as to which average maturities shall not exceed four years, and adjustable rate securities covered by (C) above, as to which average maturities shall not exceed six years);

          (xv) sell or otherwise dispose of or encumber any shares of capital stock of any Garden State Subsidiary;

          (xvi) fail to keep in full force and effect insurance and bonds at least equal in scope and amount of coverage of insurance and bonds now carried;

          (xvii) fail to notify Summit promptly of its receipt of any letter, notice or other communication, whether written or oral, from any governmental entity advising Garden State that it is contemplating issuing, requiring, or requesting any agreement, memorandum of understanding, or similar undertaking, order or directive of the type referenced in Section 3.20 hereof;

          (xviii) fail to use its best efforts to remain in compliance with any capital or other operating requirement of any regulatory agency to which it is subject;

          (xix) fail to promptly notify Summit of (A) the commencement or threat of any audit, action, or proceeding involving any material amount of taxes against either Garden State or any Subsidiary, or (B) the receipt of Garden State or any Subsidiary of any deficiency or audit notices or reports in respect of any material deficiencies asserted by any Federal, state, local or other tax authorities.

          (xx) agree to the extension of any statute or limitations for making any assessments with respect to taxes, except for extension granted in good faith in connection with attempts to resolve existing disputes with taxing authorities;

          (xxi) fail to use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

          (xxii) fail to perform in all material respects all obligations required to be performed by each of Garden State and any Subsidiary under all material contracts, leases, and documents relating to or affecting its assets, properties, and business, except where such failure to perform, individually and in the aggregate, would not have a material adverse effect on Garden State and its Subsidiaries, taken as a whole; or

          (xxiii)  agree to do any of the foregoing.

          5.3. NO SOLICITATION. Garden State and the Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Summit) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Garden State or the Bank (an "Acquisition Transaction"). Notwithstanding the foregoing, Garden State may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Garden State, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities. Garden State will promptly communicate to Summit the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

          5.4. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, Garden State will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Summit regarding Garden State's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, and also subject to the restrictions set forth in paragraphs (xiii) and (xiv) of Section 5.2, prior to granting any loan or extension of credit by renewal or otherwise, Garden State will send to Summit a description (i.e., a copy of the loan offering) for each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $500,000. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Garden State will deliver to Summit, and Summit will deliver to Garden State, their respective bank call reports filed with the FDIC and Garden State's quarterly reports on Form 10-Q as filed with the SEC under the Exchange Act, and Summit will deliver to Garden State Summit's quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Garden State will deliver to Summit and Summit will deliver to Garden State their respective audited Annual Reports, in each case as filed on Form 10-K with the SEC under the Exchange Act.

          5.5.  ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

          (a) Garden State and the Bank shall permit Summit and its representatives, and Summit and Summit Bank shall permit Garden State and its representatives, reasonable access to their respective properties, and shall disclose and make available to Summit and its representatives or Garden State and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Summit and its representatives or Garden State and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

          5.6.  REGULATORY MATTERS.

          (a) For the purposes of holding the meeting of Garden State stockholders referred to in Section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws Summit Common Stock to be issued to Record Holders and optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Summit of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the Securities Act, the Exchange Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Garden State to the Garden State shareholders and optionees together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Summit under the Securities Act with the SEC to register for sale the Summit Common Stock to be issued to Record Holders and optionees, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

          (b) Summit shall furnish information concerning Summit as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Summit, to comply with Section 5.6(a) hereof. Summit agrees promptly to advise Garden State if at any time prior to the Garden State shareholder meeting referred to in
Section 5.7 hereof, any information provided by Summit in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Garden State with the information needed to correct such inaccuracy or omission. Summit shall furnish Garden State with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Summit, to comply with Section 5.6(a) after the mailing thereof to Garden State shareholders.

          (c) Garden State shall furnish Summit with such information concerning Garden State and the Bank as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. Garden State agrees promptly to advise Summit if, at any time prior to the Garden State shareholder's meeting referred to in Section 5.6(a) hereof, information provided by Garden State in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Summit with the information needed to correct such inaccuracy or omission. Garden State shall furnish Summit with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Garden State and the Bank, to comply with Section 5.6(a) after the mailing thereof to Garden State shareholders.

          (d) Summit shall as promptly as practicable make such filings as are necessary in connection with the offering of the Summit Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the Summit Common Stock under applicable state securities laws at the earliest practicable date. Garden State shall promptly furnish Summit with such information regarding the Garden State shareholders as Summit requires to enable it to determine what filings are required hereunder. Garden State authorizes Summit to utilize in such filings the information concerning Garden State and the Bank provided to Summit in connection with, or contained in, the Proxy Statement/Prospectus. Summit shall furnish Garden State with copies of all such filings and keep Garden State advised of the status thereof. Summit and Garden State shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Summit and Garden State shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

          (e) Summit shall cause the Summit Common Stock to be issued in connection with the Merger to be included for quotation on the NASDAQ - National Market System or, if the outstanding Summit Common Stock is then listed on a national securities exchange, to be approved for listing on such exchange.

          (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC and the Commissioner and the FRB. The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Summit and Summit Bank shall cause at least a draft of their respective applications to the FRB and an actual application to the FDIC and the Commissioner to be filed within 60 days of the date hereof, so long as Garden State and the Bank provide all information necessary to complete the application within 30 days of the date hereof.

          (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

          5.7. APPROVAL OF STOCKHOLDERS. Garden State will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Garden State as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the fiduciary obligations of its directors and officers, recommend to the stockholders of Garden State the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Summit with respect to each of the foregoing matters.

          5.8. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

          5.9. PUBLIC ANNOUNCEMENTS. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

          5.10. FAILURE TO FULFILL CONDITIONS. In the event that Summit or Garden State determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1996 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Summit may enter into with other parties, Garden State and Summit will promptly inform the other of any facts applicable to Garden State or Summit, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

          5.11. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

          5.12.  INDEMNIFICATION.

          (a) INDEMNIFICATION. From and after the Effective Time, Summit agrees to indemnify and advance costs and expenses (including reasonable attorney's fees, disbursements and expenses) and hold harmless each present and former director and officer of Garden State or its Subsidiaries determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising after the Effective Time and out of or pertaining to matters existing or occurring at or prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Garden State would have been permitted under New Jersey law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such person (and also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required by law to be made with respect to whether an officer's or director's conduct complies with the standards set forth under New Jersey law and Garden State's certificate of incorporation and by-laws shall be made by independent counsel selected jointly by Summit and the Indemnified Party.

          (b) PROCEDURE. In the event of any claim, action, suit, proceeding or investigation in which indemnification pursuant to
Section 5.12 (a) is sought (whether arising before or after the Effective Time) other than such as is described in the Garden State Disclosure Schedule, (i) Summit shall have the right to assume the defense thereof and Summit shall not be liable to any Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Summit elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Summit and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Summit shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements there for are received; provided, however, that Summit shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter unless counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest making such cooperation inadvisable and (iii) Summit shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld; and provided further that Summit shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If a court of competent jurisdiction determines that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law, then Summit shall provide indemnification to the maximum extent and in such manner as is permissible under applicable law. If such indemnity is completely unavailable with respect to any Indemnified Party, Summit and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

          (c) INSURANCE. For a period of six years following the Effective Time, Summit will provide to the persons who served as directors or officers of Garden State or any Garden State Subsidiary, including the Bank, on or before the Effective Time, insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time. Such coverage may be provided by means of an extended reporting period endorsement to the policy presently issued to Garden State by the present carrier for Garden State, or by such other means which shall provide substantially equivalent coverage to such persons.

          5.13.  OFFICER CONTRACTS; EMPLOYMENT MATTERS.

          (a) OFFICER'S CONTRACTS. As of the Effective Time, Summit and Summit Bank, jointly and severally, shall specifically acknowledge, accept and assume the employment contracts contained in the Garden State Disclosure Schedule and agree to a calculation prepared by Garden State specifying the amount of the benefits payable under such contracts; provided, however, that nothing contained herein shall obligate Summit to continue the employment of any party to any such employment contract.

          (b) EMPLOYEE BENEFITS. The employee benefit plans, arrangements and related policies of Garden State and the Bank shall initially be unaffected by the Merger. Following the Merger, Summit will review such plans, arrangements and policies with a view towards consolidating the same to the extent feasible and economical. To the extent former employees of Garden State or the Bank become participants in a plan of Summit or Summit Bank, they will be given past service credit for eligibility, participation, and vesting purposes, but not for benefit accrual purposes. For purposes of benefit accrual, credited service under each Summit plan will commence within twelve months following the Merger. Employees of Garden State or the Bank immediately prior to the Effective Time, who will become employees of Summit or Summit Bank, will receive compensation and benefit packages no less favorable, in the aggregate, than the compensation and benefit packages to which they were entitled immediately prior to the Effective Time. Notwithstanding the foregoing, the benefits under pension benefit plans to which such employees are entitled after the Effective Time shall be limited to those benefits accruing under the applicable Summit plans. Employees of Garden State and the Bank immediately prior to the Effective Time who will become employees of Summit or Summit Bank and are involuntarily terminated within one year thereafter, will receive severance benefits at least as favorable as those provided in the severance plan contained in the Garden State Disclosure Schedule.

          5.14. POOLING AND TAX-FREE REORGANIZATION TREATMENT. Neither Summit nor Garden State shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1968, as amended.

          5.15 GARDEN STATE OPTION PLAN. From and after the Effective Time, each Garden State Option which is converted to an option to purchase Summit Common Stock under Section 2.1(b)(i) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Summit appointed by the Board of Directors of Summit. Summit shall reserve for issuance the number of shares of Summit Common Stock necessary to satisfy Summit's obligations. As soon as practicable following the Effective Time, but in no event more than 30 days following the Effective Time, Summit shall also register under the Securities Act on Form S-8 all of the shares authorized for issuance under the Garden State Options so converted.

          5.16.  AFFILIATES.

          (a) Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, (i) Garden State shall deliver to Summit (x) a letter identifying all persons who, to the knowledge of Garden State, may be deemed to be affiliates of Garden State under Rule 145 of the Securities Act, including without limitation all directors and executive officers of Garden State and (y) a letter identifying all persons who, to the knowledge of Garden State, may be deemed to be affiliates of Garden State as that term (affiliate) is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) Summit shall identify to Garden State all persons who, to the knowledge of Summit, may be deemed affiliates of Summit as that term (affiliates) is used for purposes of qualifying for "pooling of interests" accounting treatment.

          (b) Each person who may be deemed an affiliate of Garden State (under either Rule 415 of the Securities Act or the accounting treatment rules) shall execute a letter substantially in the form of Exhibit 5.16-1 hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Exhibit 5.16-1 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Summit shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter within two weeks of the date hereof, in the form of Exhibit 5.16-2, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

          (c) Summit agrees to publish financial results covering at least 30 days of combined operations of Summit and Garden State as soon as practicable after consummation of the Merger.

          5.17. COMPLIANCE WITH THE INDUSTRIAL SITE RECOVERY ACT. Garden State, at its sole cost and expense, shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the facilities located in New Jersey owned or operated by Garden State or any Garden State Subsidiary (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event Garden State obtains a Remediation Agreement, Garden State will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.


			      ARTICLE VI

			  CLOSING CONDITIONS

          6.1.  CONDITIONS OF EACH PARTY'S OBLIGATIONS UNDER THIS
AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

          (a) APPROVAL OF GARDEN STATE STOCKHOLDERS; SEC REGISTRATION; NASDAQ OR NATIONAL SECURITIES EXCHANGE. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Garden State. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Summit Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The Summit Common Stock to be issued in connection with the Merger, including Summit Common Stock to be issued for the Garden State Options, shall have been included for quotation on the NASDAQ - National Market System or, if the outstanding Summit Common Stock is then listed on a national securities exchange, shall have been approved for listing on such exchange.

          (b) REGULATORY FILINGS. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC or the Commissioner and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any Burdensome Condition. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

          (c) SUITS AND PROCEEDINGS. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Summit or Garden State determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger or the Bank Merger.

          (d) TAX FREE EXCHANGE. Summit and Garden State shall have received an opinion, satisfactory to Summit and Garden State, of Bourne, Noll & Kenyon, counsel for Summit, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Summit, Garden State, Summit Bank or the Bank or to the shareholders of Garden State who exchange their shares of Garden State for Summit Common Stock (except to the extent that cash is received in lieu of fractional shares of Summit Common Stock).

          (e) POOLING OF INTERESTS. The Merger shall be qualified to be treated by Summit as a pooling-of-interests for accounting purposes.

          6.2. CONDITIONS TO THE OBLIGATIONS OF SUMMIT UNDER THIS AGREEMENT. The obligations of Summit under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF GARDEN STATE AND BANK. The representations and warranties of Garden State contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Garden State shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Garden State Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Garden State Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

          (b) CONSENTS. Summit shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

          (c) OPINION OF COUNSEL. Summit shall have received an opinion of counsel to Garden State, dated the date of the Closing, in form and substance reasonably satisfactory to Summit, covering the matters set forth on Schedule 6.2 hereto and any other matters reasonably requested by Summit.

          (d) BANK ACTION. The Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

          (e)  CERTIFICATES.  Garden State shall have furnished
Summit with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section
6.2 as Summit may reasonably request.

          6.3. CONDITIONS TO THE OBLIGATIONS OF GARDEN STATE UNDER THIS AGREEMENT. The obligations of Garden State under this
Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS OF SUMMIT. The representations and warranties of Summit contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Summit shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Summit Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Summit Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

          (b) OPINION OF COUNSEL TO SUMMIT. Garden State shall have received an opinion of counsel to Summit, dated the date of the Closing, in form and substance reasonably satisfactory to Garden State, covering the matters set forth on Schedule 6.3 hereto.

          (c) FAIRNESS OPINION. Garden State shall have received an update of the opinion from Advest referred to in Section 3.24, to the effect that, in its opinion, the consideration to be paid to stockholders of Garden State hereunder is fair to such stockholders from a financial point of view, without adverse change to such opinion, (i) as of a date not more than three days prior to the date the Proxy Statement/Prospectus is mailed to Garden State's stockholders, and (ii) as of the Closing.

          (d) EMPLOYMENT AGREEMENTS. Summit shall have taken all action necessary under Section 5.13 (a) to assume in writing and to honor the employment agreements of Garden State set forth in the Disclosure Schedule.

          (e) INSURANCE. Garden State shall have received evidence, reasonably satisfactory to it, that Summit shall have obtained the insurance referred to in Section 5.12 (c).

          (f)  CERTIFICATES.  Summit shall have furnished Garden
State with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Garden State may reasonably request.


			     ARTICLE VII

		  TERMINATION, AMENDMENT AND WAIVER

          7.1. TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Garden State:

          (a)  By mutual written consent of the parties hereto.

          (b) By Summit or Garden State (i) if the Effective Time shall not have occurred on or prior to June 30, 1996 or (ii) if a vote of the stockholders of Garden State is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or the directors of Garden State) at or before the Effective Time.

          (c) By Summit or Garden State upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Summit upon written notice to Garden State if any such application is approved with conditions which materially impair the value of Garden State and the Bank, taken as a whole, to Summit.

          (d) By Summit if there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Garden State or the Bank from that disclosed by Garden State on the date of this Agreement.

          (e) By Garden State, if there shall have occurred a material adverse change in the business, operations, assets or financial condition of Summit or Summit Bank from that disclosed by Summit on the date of this Agreement.

          (f) By Summit or Garden State if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.

          (g) By Garden State if the Average Closing Price is less than $16.00.

          (h) By Garden State if (A) the Average Closing Price is less than $17.00 and (B) Summit has not delivered a written notice to Garden State unilaterally agreeing to increase the Exchange Ratio such that the value (measured by the Average Closing Price) of the number of shares of Summit Common Stock to be exchanged for one share of Garden State Common stock in the Merger, based on the new Exchange Ratio, is at least as high as the value would have been if the Exchange Ratio were unchanged and the Average Closing Price were $17.00.

          7.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either Summit or Garden State pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

          7.3. AMENDMENT. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Garden State but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of Garden State without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Summit and Garden State.

          7.4. EXTENSION; WAIVER. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.


			     ARTICLE VIII

			    MISCELLANEOUS

          8.1. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

          8.2. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

          (a)  If to Summit, to:

               The Summit Bancorporation
               One Main Street, Second Floor
               Chatham, New Jersey 07928
               Attn.: Robert G. Cox
                      President and Chief Executive Officer
               Telecopier No. (201) 701-2520

               Copy to:

               Bourne, Noll & Kenyon
               382 Springfield Avenue
               Summit, New Jersey 07901
               Attn: Charles R. Berman, Esq.
               Telecopier No. (908) 277-6808

          (b)  If to Garden State, to:

               Garden State BancShares, Inc.
               2290 West County Line Road
               Jackson, New Jersey  08527
               Attn: Theodore D. Bessler,
                     President and Chief Executive Officer
               Telecopier No. (908) 905-2339

               Copy to:

               Pitney, Hardin, Kipp & Szuch
               Delivery:
               200 Campus Drive
               Florham Park, New Jersey  07932
               Mail:
               P.O. Box 1945
               Morristown, New Jersey  07962-1945
               Attn.: Ronald H. Janis, Esq.
               Telecopier No. (201) 966-1550

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

          8.3. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the present and former directors and officers of Garden State or its Subsidiaries referred to in Section 5.12 hereof, who shall be entitled to the benefits of such Section 5.12.

          8.4. ENTIRE AGREEMENT. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, including the Letter of Intent.

          8.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          8.6. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

          8.7. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          IN WITNESS WHEREOF, Summit, Summit Bank, the Bank and
Garden State have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                            THE SUMMIT BANCORPORATION


By: JOHN T. KUNTZ                  By: ROBERT G. COX
    ___________________________	       ______________________________
    John T. Kuntz, Secretary           Robert G. Cox, President
                                         and Chief Executive Officer


ATTEST:                            GARDEN STATE BANCSHARES, INC.


By: LISA M. MACQUAIDE              By: THEODORE D. BESSLER
    ____________________________       _______________________________
    Lisa M. MacQuaide, Secretary       Theodore D. Bessler, President
                                         and Chief Executive Officer


ATTEST:                            SUMMIT BANK


By: JOHN T. KUNTZ                  By: ROBERT G. COX
    ____________________________       ______________________________
    John T. Kuntz, Secretary           Robert G. Cox, President
                                         and Chief Executive Officer


ATTEST:                            GARDEN STATE BANK


By: LISA M. MACQUAIDE              By: THEODORE D. BESSLER
    ____________________________       ______________________________
    Lisa M. MacQuaide, Secretary       Theodore D. Bessler, President
                                         and Chief Executive Officer

		CERTIFICATE OF GARDEN STATE DIRECTORS

          Reference is made to the Agreement and Plan of Merger, dated June 13, 1995 (the "Agreement"), among The Summit
Bancorporation, Summit Bank, Garden State BancShares, Inc. and
Garden State Bank. Capitalized terms used herein have the meanings given to them in the Agreement.

          Each of the following persons, being all of the directors of Garden State, agrees to vote or cause to be voted all shares of Garden State Common Stock which are held by such person, or over which such person exercises full voting control, in favor of the Merger.



 THEODORE D. BESSLER
 _________________________________
 Theodore D. Bessler


 PETER BOYARIN
 _________________________________
 Peter Boyarin


 H. GEORGE BUCKWALD
 __________________________________
 H. George Buckwald


 LEE A. HARRIS
 __________________________________
 Lee A. Harris


 MICHAEL E. LEVIN
 __________________________________
 Michael E. Levin


 MATTHEW LINDENBAUM
 __________________________________
 Matthew Lindenbaum


 ARNOLD D. MOHEL
 __________________________________
 Arnold D. Mohel


 RONALD P. VOGEL
 __________________________________
 Ronald P. Vogel


 HERBERT WISHNICK
 __________________________________
 Herbert Wishnick


Dated: June 13, 1995


			      EXHIBIT A


		      AGREEMENT TO MERGE BETWEEN
			     SUMMIT BANK
				 AND
			  GARDEN STATE BANK
		  UNDER THE CHARTER OF SUMMIT BANK,
		 UNDER THE TITLE OF GARDEN STATE BANK


          SUBSIDIARY AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June ___, 1995, among SUMMIT BANK, ("Summit Bank"), a New Jersey banking corporation and a wholly owned subsidiary of The Summit Bancorporation, a New Jersey corporation ("Parent"), and GARDEN STATE BANK ("Garden State Bank"), a New Jersey banking corporation and a wholly owned subsidiary of Garden State Bancshares, Inc., a New Jersey corporation ("GSB"). Summit Bank is located at 367 Springfield Avenue, Summit, New Jersey, with capital of $___________, divided into __________ shares of common stock, each of par value $4.50 per share ("Summit Bank Common Stock"), capital surplus of $__________ and undivided profits, including capital reserves, of $___________, as of December 31, 1994. Garden State Bank is located at 2290 West County Line Road, Jackson, New Jersey, with capital of $___________ divided into ____ shares of common stock, each of $____ par value ("Garden State Bank Common Stock"), capital surplus of $__________ and undivided profits, including capital reserves, of $__________, as of December 31, 1994.

          WHEREAS, the Boards of Directors of Parent and GSB have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction set forth in the Agreement and Plan of Merger, dated as of June ___, 1995 (the "Parent Merger Agreement"), by and between Parent and GSB, pursuant to which GSB will merge with and into Parent (the "Parent Merger"); and

          WHEREAS, not less than a majority of each of the Boards of Directors of Summit Bank and Garden State Bank have approved, and deem it advisable to consummate, the subsidiary merger provided for herein (the "Subsidiary Merger") and in the Parent Merger Agreement, in accordance with the provisions of applicable law.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Parent Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:


			      ARTICLE I

			      THE MERGER

          1.1 EFFECTIVE TIME OF THE SUBSIDIARY MERGER. Subject to the provisions of this Agreement, the Subsidiary Merger shall become effective in accordance with the terms of the articles of merger (the "Articles of Merger") which shall be filed with the Banking Department of the State of New Jersey (the "Banking Department") on the Closing Date (as defined in Section 1.4 of the Parent Merger Agreement"). The term "Subsidiary Merger Effective Time" shall be the date and time when the Subsidiary Merger becomes effective, as set forth in the Articles of Merger with respect to the Subsidiary Merger to be filed with the Banking Department.

          1.2 CLOSING. Notwithstanding anything to the contrary contained in the Parent Merger Agreement, the closing of the Subsidiary Merger will take place immediately subsequent to the Parent Merger on the date and at the location specified in the Parent Merger Agreement with respect to the Parent Merger or at such other time, date or place as may be agreed to by the parties hereto (the "Closing Date").

          1.3. EFFECT OF THE SUBSIDIARY MERGER. (a) At the Subsidiary Merger Effective Time, (i) the separate existence of Summit Bank shall cease and Summit Bank shall be merged with and into Garden State Bank (Garden State Bank is sometimes referred to as herein as the "Surviving Bank"), (ii) the Articles of Incorporation of Summit Bank as in effect immediately prior to the Subsidiary Merger Effective Time shall be the Articles of Incorporation of the Surviving Bank until duly amended in accordance with applicable law, and the name of the Surviving Bank shall be Summit Bank, (iii) the Bylaws of Summit Bank as in effect immediately prior to the Subsidiary Merger Effective Time shall be the Bylaws of the Surviving Bank, (iv) the main office and branch offices of Summit Bank established and authorized immediately prior to the Subsidiary Merger Effective Time shall become established and authorized branch offices of Garden State Bank and (v) the directors and officers of Summit Bank immediately prior to the Subsidiary Merger Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

               (b) At and after the Subsidiary Merger Effective Time, the Subsidiary Merger shall have all the effects set forth in N.J.S.A. 17:9A-139 and, in connection therewith, all assets of Summit Bank and Garden State Bank as they exist at the Subsidiary Merger Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all liabilities and obligations of every kind and description of each of Garden State Bank and Summit Bank existing as of the Subsidiary Merger Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Garden State Bank or Summit Bank.

               (c) The business of the Surviving Bank shall be that of a New Jersey banking corporation, which shall be conducted as its main office referred to in Section 1.4 below and its established and authorized branch offices.

          1.4 HEADQUARTERS. The headquarters or main office of the Surviving Bank shall be at 367 Springfield Avenue, Summit, New Jersey.

                           ARTICLE II

         EFFECT OF THE SUBSIDIARY MERGER ON THE CAPITAL
       OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

          2.1 EFFECT ON SUMMIT BANK CAPITAL STOCK. At the Subsidiary Merger Effective Time, by virtue of the Subsidiary Merger and without any action on the part of the holder of any shares of Summit Bank Common Stock, all shares of Summit Bank Common Stock (other than shares of Summit Bank Common Stock that are owned by Summit Bank as treasury stock) shall become and be converted into the right to receive that number of shares of common stock, no par value of Garden State Bank as shall in the aggregate have a fair market value equal to the fair market value of the shares of Summit Bank Common Stock being exchanged at the Subsidiary Merger Effective Time. All shares of Summit Bank Common Stock that are owned by Summit Bank as treasury stock shall automatically be cancelled and retired and shall cease to exist and no stock of Garden State Bank or other consideration shall be delivered in exchange therefor.

          2.2  GARDEN STATE BANK COMMON STOCK.  The shares of
Garden State Bank Common Stock issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall remain outstanding and unchanged after the Subsidiary Merger.

          2.3 CAPITAL OF SURVIVING BANK. The amount of capital stock of the Surviving Bank immediately following the Subsidiary Merger Effective Time shall be $___________, divided into __________ shares of common stock, each of $____ par value, and immediately following the Subsidiary Merger Effective Time, the Surviving Bank shall have a surplus of $__________ and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the combined capital structures of Garden State Bank and Summit Bank referred to in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between December 31, 1994 and the Subsidiary Merger Effective Time.

			     ARTICLE III

			      COVENANTS

          3.1 COVENANTS OF SUMMIT BANK AND GARDEN STATE BANK. During the period from the date of this Agreement and continuing until the Subsidiary Merger Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants of Parent and GSB in the Parent Merger Agreement that pertain or are applicable to Summit Bank and Garden State Bank, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Parent Merger Agreement.

			      ARTICLE IV

			 CONDITIONS PRECEDENT

          4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE SUBSIDIARY MERGER. The respective obligations of each party to effect the Subsidiary Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a) SATISFACTION OF CONDITIONS. Each condition to consummation of the Parent Merger contained in the Parent Merger Agreement shall have been satisfied (or waived by the party or parties entitled to assert such condition), and each party shall have received a certificate from the other party to the effect that all of the conditions to its obligation to consummate the Parent Merger contained in the Parent Merger Agreement have been satisfied or waived.

               (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Subsidiary Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Subsidiary Merger.

               (c) STOCKHOLDER APPROVALS. This Agreement and the transactions contemplated hereby shall have been duly approved, ratified and confirmed in accordance with applicable law and the respective charter or articles of association and by-laws of Garden State Bank and Summit Bank by the affirmative vote of the stockholders of Garden State Bank and Summit Bank, such vote adopted at a meeting of each such sole stockholder or by each such stockholder's written consent in lieu thereof.

               (d) OTHER APPROVALS. Other than the filings and approvals provided for by Section 1.1, all requisite regulatory approvals relating to the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect. In addition, all consents, approvals and permits of and notices to non-governmental third parties that are necessary to consummate the Subsidiary Merger shall have been filed, occurred or been obtained and shall continue to be in full force and effect.

			      ARTICLE V

		      TERMINATION AND AMENDMENT

          5.1 TERMINATION. This Agreement shall be terminated immediately and without any action on the part of Garden State Bank or Summit Bank upon any termination of the Parent Merger Agreement. This Agreement may be terminated at any time prior to the Subsidiary Merger Effective Time by mutual consent of Summit Bank and Garden State Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board.

          5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of Summit Bank, Garden State Bank or their respective officers, directors or affiliates.

          5.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                           ARTICLE VI

                       GENERAL PROVISIONS

          6.1 DEFINITIONS. All capitalized terms which are used but not defined herein shall have the meanings set forth in the Parent Merger Agreement.

          6.2 NONSURVIVAL OF AGREEMENTS. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except to the extent set forth in the Parent Merger Agreement.

          6.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to Summit Bank or Garden State Bank, respectively, at the addresses for notices to Parent or GSB, respectively, as set forth in the Parent Merger Agreement, with copies to the persons referred to therein.

          6.4 COUNTERPARTS. This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          6.5 ENTIRE AGREEMENT. Except as otherwise set forth in this Agreement or the Parent Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          6.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to any applicable conflicts of law.

          6.7 BINDING EFFECT. This Agreement is intended to be binding on any successors of the parties.

          6.8 ASSIGNMENT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

          IN WITNESS WHEREOF, Summit Bank and Garden State Bank have caused this Agreement to be signed by their duly authorized officers, under the respective seal of such entities, all as of the date first above written.

ATTEST                             SUMMIT BANK


________________________           By:__________________________

John F. Kuntz,                        Robert G. Cox,
Secretary                             President

ATTEST                             GARDEN STATE BANK


________________________            By:__________________________

                                      Theodore D. Bessler
Secretary                             President and Chief
                                      Executive Officer


                         SCHEDULE 5.16-1

                  GARDEN STATE AFFILIATE LETTER

                                   June 13, 1995

THE SUMMIT BANCORPORATION

Gentlemen:

          I am delivering this letter to you in connection with the proposed merger (the "Merger") of Garden State BancShares, Inc., a New Jersey corporation (the "Company") with and into The Summit Bancorporation, a New Jersey corporation ("Summit"), pursuant to the Agreement and Plan of Merger dated as of June 13, 1995 (the "Agreement") among the Company, Summit, Garden State Bank and Summit Bank. I currently own shares of the Company's common stock, no par value ("Garden State Common Stock"). As a result of the Merger, I will receive shares of Summit's common stock, no par value ("Summit Common Stock") in exchange for my Garden State Common Stock. In addition, to the extent I own options to acquire Garden State Common Stock, those options will be converted in the Merger into Summit Common Stock or options to acquire Summit Common Stock.

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Regulations") promulgated under the Securities Act of 1933, as amended (the "Act") by the Securities and Exchange Commission (the "Commission") and as the term "affiliate" is used for purposes of the Commission's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

          I represent to and covenant with Summit that:

          A. TRANSFER RESTRICTIONS PRIOR TO MERGER CONSUMMATION. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Garden State Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any Garden State Common Stock owned by such person or entity, without notifying Summit in advance of the proposed transfer and giving Summit a reasonable opportunity to object to the transfer before it is consummated. Summit, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

          B. POST-CONSUMMATION TRANSFER RESTRICTIONS. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by Summit by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any Garden State Common Stock owned by me, or otherwise reduce my risk (as such term is defined by ASR 135) with respect to such Garden State Common Stock, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any Garden State Common Stock owned by such person or entity, or otherwise reduce such person or entity's risk (as such term is defined by ASR
135) with respect to such Garden State Common Stock. For Purposes of this paragraph, "Garden State Common Stock" includes the Summit Common Stock into which the Garden State Common Stock or Options is converted.

          C. NEED FOR REGISTRATION OR EXEMPTION IN CONNECTION WITH TRANSFERS. I have been advised that the issuance of Summit Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of Summit Common Stock received by me in the Merger is restricted under Rule 145 promulgated by the Commission under the Act. I may not transfer Summit Common Stock received by me or by any relative who shares my home or by any person or entity who or which I control, unless (i) such transfer is registered under the Act, (ii) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Summit, such transfer is otherwise exempt from registration under the Act.

          D. STOP TRANSFER INSTRUCTIONS; LEGEND ON CERTIFICATES. I also understand that stop transfer instructions will be given to Summit's transfer agents with respect to the Summit Securities and that there will be placed on the certificates of the Summit Securities issued to me or to any relative who shares my home or to any person or entity who or which I control, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE 13, 1995 BETWEEN THE REGISTERED HOLDER HEREOF AND THE SUMMIT BANCORPORATION, A COPY OF WHICH IS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE SUMMIT BANCORPORATION."

          E. CONSULTATION WITH COUNSEL. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Summit Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

          Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.


                                   Very truly yours,



                                   ______________________________
                                   Name:


Accepted this ____ day of
June, 1995 by

THE SUMMIT BANCORPORATION


By:____________________________
    Name:
    Title:





			   SCHEDULE 5.16-2
		       SUMMIT AFFILIATE LETTER

                                                    June __, 1995

THE SUMMIT BANCORPORATION

Gentlemen:

          I am delivering this letter to you in connection with the proposed merger (the "Merger") of Garden State BancShares, Inc., a New Jersey corporation ("Garden State") with and into The Summit Bancorporation, a New Jersey corporation ("Summit"), pursuant to the Agreement and Plan of Merger dated as of June __, 1995 (the "Agreement") among Summit, Garden State, Summit Bank and Garden State Bank. I currently own shares of Summit's common stock, no par value ("Summit Common Stock").

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Summit, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

          I represent and covenant with Summit and Garden State that:

          A. TRANSFER RESTRICTIONS PRIOR TO MERGER CONSUMMATION. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Summit Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any Summit Common Stock owned by such person or entity, without notifying Summit in advance of the proposed transfer and giving Summit a reasonable opportunity to object to the transfer before it is consummated. Summit, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

          B. POST-CONSUMMATION TRANSFER RESTRICTIONS. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by Summit by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any Summit Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any Summit Common Stock owned by such person or entity.

          C. CONSULTATION WITH COUNSEL. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Summit Common Stock to the extent I felt necessary with my counsel or counsel for Summit.

          Execution of this letter is not an admission on my part that I am an "affiliate" of Summit as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                             Very truly yours,



                             _____________________________
                             Name:


Accepted this ___ day of
June, 1995 by

THE SUMMIT BANCORPORATION


By:___________________________
   Name:
   Title:



			     SCHEDULE 6.2

		    FORM OF OPINION OF COUNSEL TO
		   GARDEN STATE TO BE DELIVERED TO
		     SUMMIT AT THE EFFECTIVE TIME

  (Capitalized terms used herein and not otherwise defined have the
		meanings given them in the Agreement)

          (a) Garden State is a corporation validly existing and in good standing under the laws of the State of New Jersey. Garden State has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement/Prospectus on page __ under the caption _________________. Garden State is registered as a bank holding company under the BHCA.

          (b) Each Subsidiary of Garden State listed as such in the Garden State Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a bank chartered under the laws of the State of New Jersey. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement/Prospectus on page __ under the caption
_________________.

          (c) The authorized capital stock of Garden State consists of ___________ shares of common stock, no par value per share ("Garden State Common Stock"), of which we understand ______ shares are issued and outstanding. Except for any Garden State Common Stock issuable upon exercise of outstanding Garden State Options granted pursuant to the Garden State Option Plan and the Summit Stock Option, we are not aware of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Garden State to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Garden State from selling any additional Garden State Common Stock or obligating Garden State to grant, extend or enter into any such agreement or commitment. All of the outstanding shares of capital stock of each Subsidiary of Garden State listed as such in the Garden State Disclosure Schedule have been validly authorized and issued and we are not aware of any liens, claims, equities, restrictions or encumbrances created by Garden State on Garden State's ownership thereof.

          (d) The Agreement has been duly authorized, executed and delivered by Garden State and the Bank and constitutes the valid and binding obligations of Garden State and the Bank, respectively, enforceable in accordance with its terms, except that the enforceability of the obligations of Garden State and the Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other laws heretofore or hereafter enacted relating to or affecting the enforcement of creditors' rights generally and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

          (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the respective certificates of incorporation or by-laws of Garden State or the Bank; (ii) conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we are aware and to which Garden State or the Bank is a party or by which Garden State or the Bank is bound; or (iii) cause Garden State or the Bank to violate any law, rule or regulation applicable to Garden State or the Bank: except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Garden State and the Bank to consummate the transactions contemplated by the Agreement.

          (f) All actions of the directors and stockholders of Garden State and of the Bank required by law, or by the respective certificates of incorporation or by-laws of Garden State or the Bank, to be taken by Garden State or the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been duly taken.

          (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Garden State and that Garden State has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the New Jersey Secretary of State in accordance with Section 1.6 of the Agreement, the Merger will become effective at the time of such filing, and upon effectiveness of the Merger each share of Garden State Common Stock will be converted as provided in Article II of the Agreement.

          (h) No approvals, authorizations, consents or other actions or filings under federal law or applicable state law ("Approvals") are required to be obtained by Garden State or the Bank in order to permit the execution and delivery of the Agreement by Summit and the Bank and the performance by Garden State and the Bank of the transactions contemplated thereby other than [list Approvals which have been obtained], which have been obtained, Approvals or consents required to be obtained by Summit or Summit Bank, and Approvals not required or necessary to be obtained on the date hereof.

          (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but, without in any way limiting the generality of the foregoing, based upon our examination of the Proxy Statement/Prospectus (i) the Proxy Statement/Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Garden State at which the Agreement was approved, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j) Except as set forth in the Garden State Disclosure Schedule, and other than ordinary routine litigation incidental to the business of Garden State or its Subsidiaries, we are not aware of any material action, suit or proceeding or investigation pending or threatened against or affecting the business, operations, property or financial condition of Garden State or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Garden State or any of its Subsidiaries, would not have a material adverse effect on Garden State and its Subsidiaries, taken as a whole; provided, however, we are not counsel to Garden State or its Subsidiaries in certain litigation and with respect to any such litigation we are relying upon the representation and warranty of Garden State made in
Section 3.7 of the Agreement with respect to material litigation.

			    * * * * * * *

          In rendering their opinion, counsel to Garden State (A) may, to the extent they deem proper and so specify in their opinion, rely upon the opinion of other counsel as to matters involving the application of laws of any jurisdiction other than the United States or the State of New Jersey, or may exclude from their opinion the substance included in the opinions of other counsel given directly to Garden State and (B) may rely, as to matters of fact, on certificates of responsible officers of Garden State, the Bank, or other Subsidiaries of Garden State and public officials; provided copies of any such opinions or certificates are delivered to Garden State together with the opinion to be rendered hereunder by counsel to Garden State. Counsel to Garden State may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Garden State and the Bank. As to matters of fact, counsel to Garden State may also rely upon the representations and warranties made by Garden State to Garden State in the Agreement as though such representations and warranties were made directly to counsel. Counsel to Garden State may also rely upon the genuineness of signatures and the authenticity of copies.



			     SCHEDULE 6.3

		    FORM OF OPINION OF COUNSEL TO
		      SUMMIT TO BE DELIVERED TO
		  GARDEN STATE AT THE EFFECTIVE TIME

  (Capitalized terms used herein and not otherwise defined have the
		meanings given them in the Agreement)

          (a) Summit is a corporation validly existing and in good standing under the laws of the State of New Jersey. Summit has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement/Prospectus on page __ under the caption _________________. Summit is registered as a bank holding company under the BHCA.

          (b) Each Subsidiary of Summit listed as such in the Summit Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Summit Bank is a bank chartered under the laws of the State of New Jersey. Summit Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement/Prospectus on page __ under the caption _________________.

          (c) The authorized capital stock of Summit consists of ___________ shares of common stock, ____ par value per share ("Summit Common Stock"), of which we understand ______ shares are issued and outstanding. Except for any Summit Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Summit Option Plan, we are not aware of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Summit to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Summit from selling any additional Summit Common Stock or obligating Summit to grant, extend or enter into any such agreement or commitment [except as may be provided in any acquisition agreement Summit may enter into after the date of execution of the Agreement]. All of the outstanding shares of capital stock of each Subsidiary of Summit listed as such in the Summit Disclosure Schedule have been validly authorized and issued and we are not aware of any liens, claims, equities, restrictions or encumbrances created by Summit on Summit's ownership thereof. The Summit Common Stock to be issued in connection with the Merger in accordance with Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by Summit.

          (d) The Agreement has been duly authorized, executed and delivered by Summit and Summit Bank and constitutes the valid and binding obligations of Summit and Summit Bank, respectively, enforceable in accordance with its terms, except that the enforceability of the obligations of Summit and Summit Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other laws heretofore or hereafter enacted relating to or affecting the enforcement of creditors' rights generally and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

          (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the respective certificates of incorporation or by-laws of Summit or Summit Bank; (ii) conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we are aware and to which Summit or Summit Bank is a party or by which Summit or Summit Bank is bound; or (iii) cause Summit or Summit Bank to violate any law, rule or regulation applicable to Summit or Summit Bank: except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Summit and Summit Bank to consummate the transactions contemplated by the Agreement.

          (f) All actions of the directors and stockholders of Summit and of Summit Bank required by law, or by the respective certificates of incorporation or by-laws of Summit or Summit Bank, to be taken by Summit or Summit Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been duly taken.

          (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Garden State and that Garden State has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the New Jersey Secretary of State in accordance with Section 1.6 of the Agreement, the Merger will become effective at the time of such filing, and upon effectiveness of the Merger each share of Garden State Common Stock will be converted as provided in Article II of the Agreement.

          (h) No approvals, authorizations, consents or other actions or filings under federal law or applicable state law ("Approvals") are required to be obtained by Summit or Summit Bank in order to permit the execution and delivery of the Agreement by Summit and Summit Bank and the performance by Summit and Summit Bank of the transactions contemplated thereby other than [list Approvals which have been obtained], which have been obtained, Approvals or consents required to be obtained by Garden State or the Bank, and Approvals not required or necessary to be obtained on the date hereof.

          (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but, without in any way limiting the generality of the foregoing, based upon our examination of the Proxy Statement/Prospectus (i) the Proxy Statement/Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Garden State at which the Agreement was approved, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j) Except as set forth in the Summit Disclosure Schedule, and other than ordinary routine litigation incidental to the business of Summit or its Subsidiaries, we are not aware of any material action, suit or proceeding or investigation pending or threatened against or affecting the business, operations, property or financial condition of Summit or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Summit or any of its Subsidiaries, would not have a material adverse effect on Summit and its Subsidiaries, taken as a whole.

          (k) The Registration Statement has been declared effective by the SEC under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

			    * * * * * * *

          In rendering their opinion, counsel to Summit (A) may, to the extent they deem proper and so specify in their opinion, rely upon the opinion of other counsel as to matters involving the application of laws of any jurisdiction other than the United States or the State of New Jersey, or may exclude from their opinion the substance included in the opinions of other counsel given directly to Garden State and (B) may rely, as to matters of fact, on certificates of responsible officers of Summit, Summit Bank, or other Subsidiaries of Summit and public officials; provided copies of any such opinions or certificates are delivered to Garden State together with the opinion to be rendered hereunder by counsel to Summit. Counsel to Summit may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Summit. As to matters of fact, counsel to Summit may also rely upon the representations and warranties made by Summit to Garden State in the Agreement as though such representations and warranties were made directly to counsel. Counsel to Summit may also rely upon the genuineness of signatures and the authenticity of copies.